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                                                                    EXHIBIT 99.6


                    [FORM OF BENEFICIAL OWNER ELECTION FORM]

         I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of rights (the "Rights") to purchase shares of Series A common stock, par value $0.01 per share (the "Series A Common Stock"), of Liberty Media Corporation (the "Company").

         In Part I of this form, I (we) instruct you whether to exercise, sell or transfer the Rights distributed with respect to the Series A Common Stock and/or Series B common stock, par value $0.01 per share (the "Series B Common Stock" and together with the Series A Common Stock, the "Common Stock"), held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated October __, 2002 (the "Prospectus").


                                     PART I


         BOX 1. [ ] Please do not exercise Rights for shares of Series A Common
                    Stock.

         BOX 2. [ ] Please exercise Rights for shares of Series A Common Stock as set forth below:

                        Number of Rights        Subscription Price              Payment
                        ----------------        ------------------              -------
Basic Subscription
Privilege:              ____________       X    $___________            =       $______________ (Line 1)

Oversubscription
Privilege:              ____________       X    $___________            =       $______________ (Line 2)

         By exercising the oversubscription privilege (the "Oversubscription Privilege"), I (we) hereby represent and certify that I (we) have fully exercised my (our) basic subscription privilege (the "Basic Subscription Privilege") received in respect of shares of Common Stock, regardless of series, held in the below-described capacity.

         Total Payment Required = $_________
         (Sum of Lines 1 and 2; must equal total of amounts in Boxes 3 and 4).

         BOX 3. [ ] Payment in the following amount is enclosed:

         BOX 4. [ ] Please deduct payment from the following account maintained by you as follows:

         ----------------------------------------------       --------------------------------------------
         Type of Account                                      Account No.

         Amount to be deducted: $_______________

         Date: _______________, 2002
                                                              --------------------------------------------
                                                              Signature

         BOX 5. [_] Please sell ______ of my Rights.

         BOX 6. [_] Please have EquiServe effect my specific instructions that
                    I have attached hereto and for which I have had an Eligible Institution guarantee my signature.


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                                    Signature(s):
                                                 -----------------------------

                                    Signature(s):
                                                 -----------------------------
                                                        (If held jointly)
Please type or print name(s) below:

------------------------------------

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Signature(s) Guaranteed by:

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Eligible Institution